Exhibit 5.1








                                  August 17, 1994




   Federal Realty Investment Trust
   4800 Hampden Lane
   Bethesda, Maryland  20814

   Ladies and Gentlemen:

       You have requested our opinion as counsel to Federal Realty Investment Trust, a business trust organized under the laws of the District of Columbia with its headquarters located in Bethesda, Maryland ("Trust"), relating to the issuance of 406,643 common shares of beneficial interest of the Trust ("Shares") pursuant to awards to be made under the Amended and Restated 1983 Stock Option Plan of Federal Realty Investment Trust ("1983 Plan") and the 1985 Non-Qualified Stock Option Plan of the Trust, as amended ("1985 Plan," and, together with the 1983 Plan, the "Plans").

       We have participated in the preparation of the Registration Statement on Form S-8 ("Registration Statement") relating to the Plans and, in connection therewith, have examined and relied upon the originals or copies of such records, agreements, documents and other instruments, including the Third Amended and Restated Declaration of Trust of the Trust ("Declaration of

   DC-151048.2
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   Federal Realty Investment Trust
   August 17, 1994
   Page 2


   Trust"), the Bylaws of the Trust, the minutes of the meetings of the Trustees to date relating to the authorization and issuance of the Shares, and other certificates of officers and representatives of the Trust and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as the basis for the opinion hereinafter set forth. In such examination, we have assumed, without independent verification, the genuineness of all signatures (whether original or photostatic), the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as certified or photostatic copies. We have assumed, without independent verification, the accuracy of the relevant facts stated therein.


       As to any other facts material to the opinion expressed herein that were not independently established or verified, we have relied upon statements and representations of officers and employees of the Trust.

       We express no opinion as to the laws of the United States of America, other than the federal securities laws, and we express no opinion as to the laws of any other jurisdiction other than the laws of the District of Columbia.

       Based upon the foregoing and subject to the qualifications set forth below, we are of the opinion that, on the basis of such examination, the Trust has been duly organized and is validly existing under the laws of the District of Columbia as a voluntary business association of the type commonly known as a business trust and that the Trust has authority to issue an unlimited number of Shares, each without par value. It also is our opinion that the Shares referred to in the Registration Statement, when issued and distributed as contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable and, except as hereinafter set forth, no personal liability will attach to the ownership of such Shares.
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   Federal Realty Investment Trust
   August 17, 1994
   Page 3


       The Declaration of Trust provides that the holders of the Shares shall not be subject to any liability for the acts or obligations of the Trust and that the funds and property of the Trust shall be solely liable for such acts or obligations. The Declaration of Trust requires that, as far as practicable, each written instrument creating an obligation of the Trust shall contain a provision to such effect. We are of the opinion that no personal liability will attach to the holders of the Shares in most jurisdictions for claims under any written instrument containing such a provision, where adequate notice is given of such provision. However, with respect to tort claims and contract claims where shareholder liability is not so negated, claims for taxes and certain statutory liabilities, a shareholder may, in some jurisdictions, be held liable to the extent that claims are not satisfied by the Trust out of its assets or insurance.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

       The foregoing opinion is being furnished to, and is solely for the benefit of, the addressee named above and except with our prior consent, is not to be used, circulated, quoted, published or otherwise referred to or disseminated for any other purpose or relied upon by any person or entity other than said addressee.

                                      Very truly yours,

                                      KIRKPATRICK & LOCKHART



                                      By:/s/ Cary J. Meer
                                        --------------------
                                           Cary J. Meer
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